Exhibit 99.1

FOR IMMEDIATE RELEASE

NorthStar Realty Finance to Acquire Griffin-American Healthcare REIT II in $4 Billion Transaction

IRVINE, Calif. & NEW YORK (Aug. 5, 2014) – Griffin-American Healthcare REIT II, Inc. (“Griffin-American”) and NorthStar Realty Finance Corp. (NYSE: NRF) (“NorthStar Realty”) today announced that the boards of directors of both companies have unanimously approved a definitive merger agreement under which NorthStar Realty will acquire all of the outstanding shares of Griffin-American in a stock and cash transaction valued at $4 billion, or $11.50 per Griffin-American share.

Subject to the terms and conditions of the merger agreement, Griffin-American stockholders will receive: (i) $7.75 per share in cash; and (ii) $3.75 per share in NorthStar Realty common stock. The stock portion will be subject to a collar such that Griffin-American shareholders will receive 0.1859 NorthStar Realty shares if NorthStar Realty’s stock price is above $20.17 per share at closing and 0.2344 NorthStar Realty shares if NorthStar Realty’s stock price is below $16.00 at closing. If NorthStar Realty’s stock price at closing is between $16.00 and $20.17 per share, Griffin shareholders will receive a number of NorthStar Realty shares between 0.1859 and 0.2344, equal to $3.75 in value.

“When we launched Griffin-American Healthcare REIT II nearly five years ago, we set out to build a premium portfolio of diversified healthcare real estate in order to provide investors with an opportunity to realize a compelling return on their investment,” said Jeff Hanson, chairman and CEO of Griffin-American. “With this transaction, we have executed on our strategy, validating our investment thesis and delivering a strong result for stockholders.”

Approvals and Timing

Completion of the Griffin-American transaction is subject to the approval of NorthStar Realty and Griffin-American shareholders and satisfaction of customary closing conditions. The transaction is expected to close in the fourth quarter of 2014.

Pending the closing of the transaction, the companies expect to pay customary common and preferred stock dividends with any necessary pro-rations through the actual closing date.

Advisors

BofA Merrill Lynch, Robert A. Stanger & Co., Inc. and KeyBanc Capital Markets Inc. acted as financial advisors to Griffin-American. Latham & Watkins LLP, McGuireWoods LLP and Morris, Manning & Martin LLP acted as legal advisors to Griffin-American. UBS Investment Bank and CS Capital Advisors are acting as financial advisors to NorthStar Realty, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as its legal counsel.

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About Griffin-American Healthcare REIT II, Inc.

Griffin-American Healthcare REIT II, Inc. is a real estate investment trust organized to invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and other healthcare-related facilities. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Corporation. For more information regarding Griffin-American Healthcare REIT II, please visit www.HealthcareREIT2.com.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. (“NorthStar Realty”) is a diversified commercial real estate investment company that is organized as a REIT. Northstar Realty is managed by an affiliate of NorthStar Asset Management Group Inc. (NYSE: NSAM), a global asset management firm. For more information about NorthStar Realty, please visit www.nrfc.com.

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “may,” “should,” “potential,” “expect,” “anticipate,” “estimate,” “believe,” “could,” “project,” predict,” “continue,” “will,” “would,” “seek,” “future,” “intends” and similar expressions. These include statements about future results, including, among other things: the ability to consummate NorthStar Realty’s proposed merger with Griffin-American on the terms proposed or at all. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; Griffin-American can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement; (2) the inability to complete the merger or failure to satisfy other conditions to completion of the merger; (3) the inability to complete the merger within the expected time period or at all, including due to the failure to obtain the Griffin-American stockholder approval, NorthStar Realty stockholder approval or the failure to satisfy other conditions to completion of the merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; (4) risks related to disruption of management’s attention from the ongoing business operations due to the proposed merger; (5) the effect of the announcement of the proposed mergers on NorthStar Realty’s or Griffin-American’s relationships with their respective customers, tenants, lenders, operating results and businesses generally; (6) the scalability of our investment platform, in particular, the healthcare real estate portfolio; (7) the size and timing of offerings or capital raises; and (8) the performance of Griffin’s portfolio and NorthStar Realty’s healthcare real estate portfolio generally. Additional factors that could cause actual results to differ materially from those in the forward-looking statements are specified in NorthStar Realty’s Annual Report on Form 10-K for the year ended December 31, 2013, and its other filings with the Securities and Exchange Commission and Griffin-American’s Annual Report on Form 10-K for the year ended December 31, 2013, and its other filings with the SEC. Such forward-looking statements speak only as of the date of this press release. Griffin-American expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of NorthStar Realty.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of materials of any vote or approval in respect of the proposed merger involving Griffin-American or otherwise. In connection with the proposed merger, a special stockholder meeting will be announced soon to obtain stockholder approval. In connection with the merger, NorthStar Realty intends to file with the Securities and Exchange

Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Griffin-Amercian and NorthStar Realty and that also constitutes a prospectus of NorthStar Realty. Griffin-American and NorthStar Realty also plan to file other relevant materials with the SEC. Investors and security holders of Griffin-American are urged to read the joint proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Griffin-American, NorthStar Realty and the proposed transaction. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Griffin-American with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, at Griffin-American’s website at www.HealthcareREIT2.com or by sending a written request to Griffin-American at 18191 Von Karman Avenue, Suite 300, Irvine, California, Attention: Investor Relations.

Participants in the Solicitation

Griffin-American and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the stockholders of Griffin-American in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Griffin-American’s stockholders in connection with the proposed transaction and their ownership of Griffin-American’s common stock will be set forth in Griffin-American’s joint proxy statement for its special meeting. Investors can find more information about Griffin-American’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on September 23, 2013.

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